Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES

Name of the Entity	Principal Activities	Country

Gafisa Propriedades Incorporação, Administração, Consultoria e Gestão De Ativos Imobiliários S.A.	Real estate Management	Brazil